UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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DARA BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DARA BIOSCIENCES, INC.

8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

Dear Stockholder:

You are invited to attend the 2011 Annual Meeting of Stockholders of DARA BioSciences, Inc., which will be held on Thursday, September 15, 2011, 10:00 a.m., local time, at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. At the 2011 Annual Meeting, stockholders will be asked to elect four directors and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Our board of directors believes that the proposals being submitted for stockholder approval are in the best interests of DARA BioSciences, Inc. and its stockholders and recommends a vote “FOR” each of these proposals.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about August 2, 2011, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2010 Annual Report to Stockholders on the Internet. The Notice also contains instructions on how to vote electronically via the Internet and receive a paper copy of your proxy materials.

It is important that your shares be represented and voted at the 2011 Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting, please vote electronically via the Internet, or, if you request paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the postage-paid envelope provided or follow the instructions on the proxy card or voting instruction card to vote by phone. See “How Do I Vote?” in the proxy statement for more details. Voting electronically, returning your proxy or voting by phone does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Richard A. Franco, Sr.
Chairman of the Board, President and Chief Executive Officer

August 2, 2011

PROXY STATEMENT FOR THE

2011 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with our 2011 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING

Q:	Who is entitled to vote at the 2011 Annual Meeting?

A:	Holders of DARA BioSciences, Inc. common stock at the close of business on July 18, 2011, the record date for the 2011 Annual Meeting established by our board of directors (the “Board”), are entitled to receive Notice of the 2011 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2011 Annual Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about August 2, 2011.

As of the close of business on the record date, there were 5,170,004 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:	The United States Securities and Exchange Commission (the “SEC”) approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our 2010 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Meeting Notice, which was mailed to stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Meeting Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2011 Annual Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers and/or other holders of record, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2011 Annual Meeting?

A:	The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the 2011 Annual Meeting constitutes a quorum. Your shares of our common stock will be counted as present at the 2011 Annual Meeting for purposes of determining whether there is a quorum if you vote on the Internet, a proxy card has been properly submitted by you or on your behalf, you vote by phone or you vote in person at the 2011 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2011 Annual Meeting?

The stockholders will vote on the following proposals:

Proposal 1. To elect four members of our board of directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

Proposal 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

Q:	What vote is required to approve these proposals?

A:	The following are the voting requirements for each proposal:

Proposal 1, Election of Directors. The four nominees receiving the highest number of votes will be elected.

Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter vote in favor of the proposal.

Q:	How do I vote?

A:	You may vote by any of the following methods:

In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares.

Via the Internet. You may vote via the Internet by following the instructions provided in the Meeting Notice or the voting instruction card provided.

By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card or voting instruction card provided. Please allow sufficient time for mailing if you decide to vote by mail.

By phone. If you elected to receive printed proxy materials by mail, you may vote by phone by following the instructions on the proxy card or voting instruction card provided.

If you vote by phone or the Internet, please have your proxy card or voting instruction card available. The control number appearing on your proxy card or voting instruction card is necessary to process your vote. A phone or Internet vote authorizes the named proxy holders in the same manner as if you marked, signed and returned a proxy card by mail.

Q:	How can I change my vote?

A:	You may change your vote as follows:

Stockholders of record. You may change your vote by submitting another proxy card or a vote via the Internet or by telephone on or before September 14, 2011. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other holder of record.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	If you do not give specific instructions, proxies that are signed and returned will be voted “FOR” each of the proposals.

Q:	Could other matters be decided at the 2011 Annual Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2011 Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2011 Annual Meeting for consideration, the proxy holders for the 2011 Annual Meeting will have the discretion to vote on those matters for stockholders who have voted by the Internet or telephone or submitted a proxy card.

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:	If you hold our shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other holder of record. Banks, brokers and other holders of record have discretionary authority to vote shares held in street name, even if they do not receive instructions from the beneficial owner, on routine proposals, which includes the ratification of the appointment of an independent registered public accounting firm. Accordingly, if you do not provide your bank, broker or other holder of record with voting instructions with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2), such holder will have discretionary authority to vote your shares held in street name on that proposal at the 2011 Annual Meeting. As a result of this discretionary authority, broker non-votes will not occur in connection with Proposal 2 at the 2011 Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Banks, brokers and other holders of record do not have discretionary authority to vote shares held in street name in connection with non-routine proposals, including the election of directors (Proposal 1). As a result, broker non-votes will occur in connection with this proposal at the 2011 Annual Meeting. Nevertheless, since broker non-votes are not counted as votes cast they will have no effect on the election of directors.

Q:	How are proxies solicited and what is the cost?

A:	We will bear all expenses incurred in connection with the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2011 Annual Meeting?

A:	If you have any questions about the 2011 Annual Meeting, would like to obtain directions to be able to attend the 2011 Annual Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (919) 872-5578.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

At the 2011 Annual Meeting, a board of four directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our board of directors). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board’s nominees are incumbent directors of the Company.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below.

Richard A. Franco, Sr., R.Ph., age 70, has served as our Chief Executive Officer and a member of our board of directors since January 2009, as our President since February 2009 and as our Chairman of the Board since March 2009. Previously, Mr. Franco served as our Chairman of the Board from October 2007 until March 2008, as President, Chief Executive Officer from January 1, 2007 until March 2008 and as President and a member of our board of directors from 2005 until March 2008. Mr. Franco has been a leader in the pharmaceutical and medical industry for more than 35 years. Before joining DARA, Mr. Franco co-founded LipoScience, Inc., a private medical technology and diagnostics company, and served as president, CEO and chairman. Prior to founding LipoScience he was president, CEO and director of Trimeris, Inc., a biopharmaceutical company (NASDAQ: TRMS). Mr. Franco counts more than a decade of experience with Glaxo Inc. (now GlaxoSmithKline), where he served as a member of the Executive Committee, vice president and general manager of Glaxo Dermatology and the Cerenex Divisions and vice president of Commercial Development and Marketing. He began his career with Eli Lilly and Company where he spent sixteen years. Mr. Franco currently is a director of Salix Pharmaceuticals, Ltd. (NASDAQ: SLXP), a specialty pharmaceutical company; Metropolitan Health Networks, Inc. (“Metcare”) (AMEX: MDF) a leading provider of health care services to people with Medicare in Florida.; and the Research Triangle Chapter of the National Association of Corporate Directors (NACD). He has previously served on the boards of Tranzyme, Inc.; TriPath Imaging, Inc. (NASDAQ: TPTH); EntreMed, Inc. (NASDAQ: ENMD); NeoMatrix, LLC; Tranzyme Pharma (NASDAQ:TZYM); and The United Way of Wake County and as a three time Distinguished Judge for The Entrepreneur of the Year for the Carolinas’. Mr. Franco earned a Bachelor of Science degree in pharmacy from St. John’s University and did his graduate work in pharmaceutical marketing and management at Long Island University.

Mr. Franco brings to our board of directors a vital understanding and appreciation of the Company’s business and history acquired through his service with the Company, as well as significant knowledge of and experience in the pharmaceutical and medical industries. Mr. Franco has extensive business, managerial, executive and leadership experience that further qualify him to serve as a member of the board. His educational background in pharmacy, pharmaceutical marketing and management also provides the board with an essential perspective. Mr. Franco has a valuable understanding of the role played by the board of directors acquired through service on the boards of several companies.

Haywood Cochrane, age 62, has served as a member of DARA’s board of directors since February 2008. Mr. Cochrane served as Vice Chairman and a director of I-Trax, Inc. (AMEX: DMX), a publicly traded, total population health management and productivity company, from 2004 to 2008. He joined I-Trax when I-Trax acquired CHD Meridian Healthcare where he served as Chairman and Chief Executive Officer from 1997 to 2004. Mr. Cochrane has over 20 years of healthcare experience in executive and senior management positions, including Senior Vice President and Chief Operating Officer of Roche Biomedical Laboratories, President and Chief Executive Officer of Allied Clinical Laboratories and Executive Vice President and Chief Financial Officer of Laboratory Corporation of America. Mr. Cochrane earned an A.B. degree in Political Science from the University of North Carolina at Chapel Hill where he was a Morehead Scholar.

Mr. Cochrane brings to our board extensive executive and senior management experience in the healthcare industry as well as financial expertise acquired through his service as a chief financial officer. He is further qualified for service on our board because of his relevant business expertise and leadership experience acquired through his experience serving as Vice Chairman and Chairman of the boards of directors of other healthcare-related companies.

David J. Drutz, M.D., age 73, has served as a member of DARA’s board of directors since February 2008. Dr. Drutz currently serves as Lead Independent Director of the board of directors of Gentris Corporation and as a director of MethylGene Inc. (TSX: MYG), a biopharmaceuticals company. From 2000 to 2010, Dr. Drutz served as Chairman of the board of directors of Tranzyme Pharma, Inc. He has been a General Partner with Pacific Rim Ventures (Tokyo, Japan) since 1999. Pacific Rim Ventures (PRV) is focused on global biotechnology investment opportunities in the area of the life sciences. He has also been President of Pacific Biopharma Associates, a biotechnology consulting firm, since 1999. Dr. Drutz was formerly Vice President Biological Sciences (Drug Discovery) and Vice President Clinical Research (AIDS therapeutics) at Smith Kline and French Laboratories in King of Prussia, PA, and Vice President Clinical Development, Daiichi Pharmaceutical Corporation, Ft. Lee, NJ. At Daiichi he was responsible for the development of five anti-infective and oncology products. Dr. Drutz left Daiichi in 1990 to enter the biotechnology industry. Before joining PRV he was President and Chief Executive Officer of Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH), a company specializing in therapeutics for diseases of the respiratory tract and other mucus membrane surfaces. He is a Certificate Holder issued by the National Association of Corporate Directors (NACD). Dr. Drutz received his M.D. degree at the University of Louisville, and postgraduate medical training at Vanderbilt University, following which he served as a U.S. Navy medical officer in Taiwan, Vietnam and the Philippines. He held senior faculty positions at the University of California, San Francisco, University of Texas and the University of Pennsylvania. He is board-certified in Internal Medicine, and a Fellow of the American College of Physicians and the Infectious Diseases Society of America.

Dr. Drutz’ experience as a medical doctor board-certified in Internal Medicine is extremely valuable to our board. In addition to his medical background, Dr. Drutz has deep knowledge of the drug development process which was acquired through holding a position in which he was responsible for the development of several pharmaceutical products. Dr. Drutz brings to his service on our board a deep knowledge and understanding of the biotechnology industry, and a unique perspective acquired through his experience with investment and consulting firms and as a senior faculty member at several universities.

Gail F. Lieberman, age 68, has served as a member of DARA’s board of directors since April 2009. Ms. Lieberman currently serves as director on the audit committee of ICTS International N.V. Ms. Lieberman is the founder and Managing Partner of Rudder Capital, LLC, which provides financial and strategic advisory services for middle-market companies including M&A advisory and strategic consulting. She has been a Chief Financial Officer for several Fortune 500 companies, including Thomson Corporation’s Financial & Professional Publishing division, Moody’s Investor Service (D&B) and Scali, McCabe, Sloves (Ogilvy Group). Ms. Lieberman has recently served as a Director for three public companies in the healthcare and aerospace sectors: I-Trax Inc. (AMEX: DMX); TriPath Imaging Inc. (NASDQ: TPTH); and Breeze-Eastern Corporation (AMEX: BZC). In addition, she sits on several advisory boards and non-profit boards including NY Report and Urban Glass. Ms. Lieberman holds a BA in Mathematics and Physics and an MBA in Finance from Temple University.

Ms. Lieberman has a significant understanding of the role played by the board of directors which was acquired through her service on the boards of several companies, including public companies in the healthcare and aerospace industries. She provides the board with financial expertise acquired through experience as a chief financial officer and as the founder and managing partner of a financial and strategic advisory consulting firm. Ms. Lieberman’s educational background in Math, Physics and Business Administration also provides our board with a unique and valuable perspective.

Corporate Governance

Director Independence. Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the NASDAQ Stock Market Rules.

The Board has determined that each of Messrs. Cochrane and Drutz and Ms. Lieberman is independent. The Audit Committee and the Compensation Committee are each composed entirely of directors who are independent under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission (“SEC”).

Director Nominations. Our independent directors consider and recommend candidates for election to the board of directors and nominees for committee memberships and committee chairs. The majority of the independent directors recommend director candidates to the full Board for approval.

The Company does not have a standing nominating committee nor has it adopted a nominating committee charter. Given our limited available resources and that we are not required to have a nominating committee, the Board has determined that it is in the Company’s best interests to have a majority of the independent directors recommend director nominees to the full Board for approval.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Board of Directors seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the board of directors, the independent directors will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the independent directors may also seek input from the Board, executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The independent directors will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations For Board Candidates.”

Board Leadership Structure. Mr. Franco serves as our CEO and Chairman of the Board of Directors. The Board believes that it is beneficial to have a Chairman who is actively involved with the Company and is therefore able to bring a great depth of knowledge about the Company to the role. The Board does not currently have a designated lead independent director. The Board believes that the appointment of a designated lead independent director is not necessary at this time because of the Company’s small size and because the independent directors play an active role in Board matters.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board. The Board met eight times during 2010. During 2010, all then incumbent directors attended all of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of our stockholders. All of our directors attended our 2010 Annual Meeting of Stockholders.

The Board currently has two standing committees: the Audit Committee and the Compensation Committee.

Board Committees. The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Compensation Committee
Haywood D. Cochrane, Jr.	Chair	X
David J. Drutz, M.D.	X	Chair
Gail F. Lieberman	X	X

Audit Committee. The Audit Committee functions pursuant to a written charter adopted by the board of directors, a copy of which may be found at our website www.darabiosciences.com under the About Us section and Corporate Governance & Compliance subsection. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met four times during 2010. The formal report of the Audit Committee is set forth beginning on page 10.

The Board has determined that Mr. Cochrane is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Compensation Committee. The Compensation Committee functions pursuant to a written charter adopted by the board of directors, a copy of which may be found at our website www.darabiosciences.com under the Abut Us section and Corporate Governance & Compliance subsection. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. The Committee also assists the Board in developing and evaluating potential candidates for executive positions and overseeing the development of succession planning. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ Stock Market Rules. The Compensation Committee met four times during 2010.

Stockholder Recommendations For Board Candidates

The Board will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the board of directors, at our principal office, Attention: Corporate Secretary.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by the Board, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Board Recommendation

The board of directors recommends a vote “FOR” each nominee.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee operates under a written charter, which has been adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the Company’s independent registered public accounting firm, (4) the performance of the Company’s independent registered public accounting firm and (5) the Company’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2010 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the 2010 fiscal year.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2010 be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors.

Haywood D. Cochrane, Jr. (Chair)

David J. Drutz, M.D.

Gail F. Lieberman

INFORMATION CONCERNING EXECUTIVE OFFICERS

WHO ARE NOT DIRECTORS

Background information about our executive officers who are not nominees for election as directors is set forth below.

Ann A. Rosar, age 59, has served as our Chief Accounting Officer since January 2009 and as our Controller from November 2007 until January 2009. Ms. Rosar has over twenty years experience in finance with publicly held companies and more than ten years experience regarding regulatory reporting requirements. Prior to joining the Company, Ms. Rosar was the Manager of Financial Reporting and Accounting with Cicero, Inc. (formerly Level 8 Systems), a provider of business integration software, from June 2000 until November 2007, where she was responsible for SEC reporting, audits and budget analysis. Prior to that position, she served as Senior Financial Analyst-Business Operations for Nextel Communications. Ms. Rosar received a MBA in Finance from the University of Houston and received her undergraduate degree from North Carolina State University.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned by our Principal Executive Officer and Principal Financial Officer during 2010 (collectively, the “named executive officers”):

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Richard A. Franco, Sr., R.Ph.	2010	160,417	150,000	—	460,000	770,417
Chairman, Chief Executive	2009	—	150,000	171,000	250,000	571,000
Officer and President
Ann A. Rosar	2010	124,000	2,500	—	19,500	146,000
Chief Accounting Officer	2009	120,000	2,000	28,500	10,750	161,250

(1)	The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included in our 2010 Annual Report to Stockholders.
(2)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included in our 2010 Annual Report to Stockholders.

In 2010 Mr. Franco and Ms. Rosar were granted option awards covering 62,500 shares and 3,125 shares, respectively. In 2009, Mr. Franco was granted an option award covering 62,500 shares and a restricted stock award covering 18,750 shares and Ms. Rosar was granted a restricted stock award covering 3,125 shares.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2010.

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard A. Franco, Sr.	12,500	—		4.00	03/03/19
	15,625	46,875	(1)	7.36	01/29/20
Ann A. Rosar	3,223	—		41.92	11/26/17
	1,209	403	(2)	22.40	09/09/18
	781	2,344	(3)	6.24	05/12/20

(1)	Reflects the unvested portion of an option grant which will vest in three equal annual installments beginning January 29, 2011.
(2)	Reflects the unvested portion of an option grant which will fully vest on September 9, 2011.
(3)	Reflects the unvested portion of an option grant which will vest in three equal annual installments beginning May 12, 2011.

Compensation of Directors

The following table sets forth information concerning the compensation earned by the individuals serving as non-employee directors during 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
David J. Drutz	34,500	4,300	13,500	52,300
Haywood D. Cochrane, Jr.	34,500	4,300	13,500	52,300
Gail F. Lieberman	31,000	1,431	13,500	45,931

(1)	The amounts shown in this column indicate the grant date fair value of stock awards granted in 2010 computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included in our 2010 Annual Report to Stockholders.
(2)	The amounts shown in this column indicate the grant date fair value of option awards granted in 2010 computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included in our 2010 Annual Report to Stockholders.
(3)	The table below sets forth the aggregate number of unvested shares of restricted stock and the aggregate number of stock options held by each non-employee director as of December 31, 2010.

Name	Aggregate Option Awards (#)	Aggregate Stock Awards (#)
Haywood D. Cochrane, Jr.	1,875	1,171
David J. Drutz	1,875	1,171
Gail F. Lieberman	5,000	208

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees, directors and consultants, as well as the number of securities remaining available for future issuance under our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding option warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	145,098	$14.63	357,812

Equity compensation plans not approved by security holders	—	—	—

Total	145,098	$14.63	357,812

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Stock Ownership Table

The following table sets forth, as of June 30, 2011 certain information concerning beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each of our directors, (2) each of our executive officers, (3) all directors and executive officers as a group and (4) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock.

Except as otherwise indicated, the address for each person is to the care of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Stock		Shares Subject to Options, Warrants and Convertible Preferred Stock(1)		Total	Percentage of Class
Directors
Haywood D. Cochrane, Jr.	3,073		6,250		9,323	*
David J. Drutz	3,073		6,250		9,323	*
Gail F. Lieberman	208		8,594	(2)	8,802	*
Executive Officers
Richard A. Franco, Sr.	246,334		43,750	(3)	290,084	5.6%
Ann A. Rosar	8,688		5,995		14,683	*
Directors and Executive Officers as a group (5 persons)	261,376		70,839		332,215	6.3%
Five Percent Holders
Anson Investments Master Fund LP	306,333	(4)	—	(4)	306,333	5.9%
Barry Honig	285,376	(5)	—	(5)	285,376	5.5%

*	Less than one percent.
(1)	Represents shares subject to options which are exercisable within 60 days and underlying shares of Series A Convertible Preferred Stock convertible within 60 days.
(2)	Represents shares held for the benefit of Rudder Capital, LLC.
(3)	Certain warrants held by Mr. Franco are subject to a blocker provision that does not permit exercise to the extent it would cause the holder to hold more than 4.9% of our outstanding common stock. The amount of shares subject to options, warrants and convertible preferred stock indicated does not include shares of common stock underlying warrants that exceed this ownership limitation. Assuming there were no such blocker provision and assuming exercise of all vested options and warrants held by Mr. Franco, Mr. Franco would beneficially own a total of 370,084 shares of our common stock representing 7.0% of the class.
(4)

The principal business address of Anson Investments Master Fund LP 98-0538788 is Walker House; 87 Mary Street; Georgetown, Grand Cayman KY1 9002. This information has been obtained from Schedule 13G filed by Anson Master Investments Master Fund, LP with the SEC on November 5, 2010. Certain warrants held by Anson Master Investments Master Fund LP are subject to a blocker provision that do not permit exercise to the extent it would cause the holder to hold more than 4.9% of our outstanding common stock. The amount of shares subject to options, warrants and convertible preferred stock indicated does not include shares of common stock underlying warrants that exceed this ownership limitation.
(5)	Represents: (i) 237,876 shares of common stock held individually by Barry Honig and (ii) 47,500 shares held by Marlin Capital Partners LLC of which Mr. Honig shares voting power. The principal business address of Mr. Honig is 4400 Biscayne Boulevard, Suite 850, Miami, FL 33137. This information has been obtained from Schedule 13G filed by Mr. Honig with the SEC on April 13, 2011. Certain shares of Series A Convertible Preferred Stock and warrants held by Mr. Honig are subject to a blocker provision that do not permit conversion or exercise to the extent it would cause the holder to hold more than 4.9% of our outstanding common stock. The amount of shares subject to options, warrants and convertible preferred stock indicated does not include shares of common stock underlying shares of Series A Convertible Preferred Stock and warrants that exceed this ownership limitation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of our outstanding common stock, to file initial reports of ownership with respect to our equity securities and reports of changes in such ownership with the SEC. Such persons are required by SEC rules to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the year ended December 31, 2010, all filing requirements were timely satisfied except that Mr. Cochrane, Mr. Drutz, and Ms. Lieberman each filed a late Form 4 with respect to a restricted stock grant.

PROPOSAL 2 - RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2011

General

Our board of directors appointed Ernst & Young LLP to examine our financial statements for 2011. The selection of Ernst & Young LLP as the independent registered public accounting firm for 2011 is being presented to our stockholders for ratification at the 2011 Annual Meeting. Representatives of Ernst & Young LLP are not expected to be present at the annual meeting.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for the years ended December 31, 2010 and December 31, 2009 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2010	2009
Audit fees(1)	$175,000	$200,000
Audit-related fees(2)	165,559	2,000
Tax fees(3)	41,730	10,000
All other fees	—	—

Total	$382,289	$212,000

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and also includes fees billed for consents, comfort letters and assistance with and review of documents filed with the SEC.
(2)	Audit-related fees consist of assurance and related services relating to financial accounting and reporting standards not classified as audit fees.
(3)	Tax fees principally included review of and consultation regarding the Company’s federal and state tax returns and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent auditors and senior management periodically report to the Audit Committee the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of Ernst & Young LLP as its independent registered public accounting firm for 2011.

If stockholders fail to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2011, the Audit Committee and the board of directors will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the board may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2012 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than April 4, 2012 (unless the date of the 2012 Annual Meeting of Stockholders is not within 30 days of September 15, 2012, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2012 Annual Meeting of Stockholders). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notice of any director nomination or other proposal that you intend to present at the 2012 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2012 Annual Meeting of Stockholders, must be delivered to the to the Corporate Secretary at our corporate headquarters not earlier than April 4, 2012 and not later than May 19, 2012 (unless the date of the 2012 Annual Meeting of Stockholders is not within 30 days of September 15, 2012, in which case the stockholder notice must be received a reasonable time before we mail our proxy materials for the 2012 Annual Meeting of Stockholders). In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2012 Annual Meeting of Stockholders.

TRANSACTIONS WITH RELATED PERSONS

On December 29, 2010, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors providing for the purchase of units consisting of 4,800 shares of Series A convertible preferred stock (which are convertible into a total of 1,920,000 shares of common stock), Class A Warrants to purchase 960,000 shares of common stock and Class B Warrants to purchase a total of 960,000 shares of common stock for an aggregate gross purchase price of $4,800,000. Pursuant to the Purchase Agreement and at the closing of the sale of units thereunder, on December 30, 2010 Richard A. Franco Sr., our President and CEO, purchased 200 units comprised of 200 shares of Series A preferred stock (convertible into a total of 80,000 shares of common stock), Class A Warrants to purchase 40,000 shares of common stock and Class B Warrants to purchase 40,000 share of common stock for a purchase price of $200,000.

Shares of Series A preferred stock have a liquidation preference equal to $1000 per share and, subject to certain ownership limitations, are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $2.50 per share. Class A Warrants expire five years after the date of issuance and entitle the holder to purchase shares of common stock for an exercise price equal to $2.50. Class B Warrants expire one year after the date of issuance and entitle the holder to purchase shares of common stock for an exercise price equal to $2.50.

In May 2011 Mr. Franco converted all 200 of his shares of Series A preferred stock into 80,000 shares of common stock.

CODE OF ETHICS AND CONDUCT

Our board of directors adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any shareholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available in the Investor Relations section of our website at www.darabiosciences.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

By Order of the Board of Directors,

Richard A. Franco, Sr.
President and Chief Executive Officer

Raleigh, North Carolina

August 2, 2011

DARA BIOSCIENCES, INC. 8601 SIX FORKS ROAD, SUITE 160 RALEIGH, NC 27615

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M37667-P15605	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DARA BIOSCIENCES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark. “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐

Nominees

01) Richard A. Franco, Sr.
02) Haywood D. Cochrane, Jr.
03) David J. Drutz
04) Gail F. Lieberman

The Board of Directors recommends you vote FOR the following proposal:				For	Against	Abstain

2. Ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2011.				☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com.

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M37668-P15605

DARA BIOSCIENCES, INC.

Annual Meeting of Stockholders

September 15, 2011 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ann A. Rosar and Richard A. Franco, Sr., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DARA Biosciences, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders of DARA Biosciences, Inc. to be held September 15, 2011 at 10:00 am local time at the corporate offices of DARA Biosciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side